FORM OF

                             REVERE FEDERAL SAVINGS

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This  EMPLOYMENT  AGREEMENT  ("Agreement")  is made and entered  into as of
______________, 1998, by and between REVERE FEDERAL SAVINGS, a savings association organized and operating under the federal laws of the United States and having an office at 310 Broadway, Revere, Massachusetts 02151 ("Bank") and JAMES J. MCCARTHY, an individual residing at 12 Magnolia Terrace, Stoneham, Massachusetts 02180 ("Executive").


                              W I T N E S S E T H :

     WHEREAS, the Executive currently serves the Bank in the capacity of President and Chief Executive Officer and is a member of its Board of Directors ("Board"); and

     WHEREAS, effective as of the Effective Date of this Agreement (as defined in section 28 hereof) and pursuant to the Plan of Reorganization dated January 10, 1998 (the "Plan of Reorganization"), the Bank has reorganized from a federally chartered mutual savings bank to a federally chartered stock savings bank and has become a wholly-owned subsidiary of RFS Bancorp, Inc. ("RFS Bancorp"), a mid-tier stock holding company, which is majority owned by Revere Bancorp, M.H.C., a mutual holding company; and

     WHEREAS, the Bank desires to assure for itself the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

     WHEREAS, the Executive is willing to continue to serve the Bank on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Executive hereby agree as follows:

     SECTION 1. EMPLOYMENT.

     The Bank agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.



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     SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

     (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the Effective Date of this Agreement. Prior to the first anniversary of the Effective Date of this Agreement and prior to each anniversary date thereafter (each, an "Anniversary Date"), the Board shall review the terms of this Agreement and the Executive's performance of services hereunder and may, in the absence of objection from the Executive, approve an extension of the Employment Period. In such event, the Employment Period shall be extended to the third anniversary of the relevant Anniversary Date. In no event, however, shall any such extension take effect at a time when the Executive could elect to resign pursuant to section 9(a)(i) or 11 and claim severance benefits under section 9(b).

     (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as extended pursuant to section 2(a) of this Agreement) is then scheduled to expire.

     (c) Nothing in this Agreement shall be deemed to prohibit the Bank from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

     SECTION 3. DUTIES.

     Executive shall serve as President and Chief Executive Officer of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Bank and as are customarily associated with such positions. Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use his best efforts to advance the interests of the Bank.

     SECTION 4. CASH COMPENSATION.

     In consideration for the services to be rendered by the Executive hereunder, the Bank shall pay to him a salary at an initial annual rate of_______________________________ ($_______), payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior officers. The Board shall review the Executive's annual rate of salary at such times during the Employment Period as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase in the Executive's annual rate of salary. In addition to salary, the Executive may receive other cash compensation from the Bank for services hereunder, including but not limited to, an annual cash bonus, at such


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times,  in such  amounts  and on such  terms  and  conditions  as the  Board may determine from time to time.

     SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

     During the Employment Period, the Executive shall be treated as an employee of the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Bank or RFS Bancorp, in accordance with the terms and conditions of such employee ben efit plans and programs and compensation plans and programs and consistent with the Bank's customary practices. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     SECTION 6. INDEMNIFICATION AND INSURANCE.

     (a) During the Employment Period and for a period of six (6) years thereafter, the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Bank or service in other capacities at the request of the Bank. The coverage provided to Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Bank.

     (b) For as long as the Bank is subject to regulation by the Office of Thrift Supervision ("OTS"), the Bank shall indemnify the Executive in accordance with 12 Code of Federal Regulations ("C.F.R") ss.545.121. From and after the earliest date on which the Bank is not subject to regulation by the OTS, to the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Bank shall indemnify Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Bank or any subsidiary or affiliate thereof. This section 6(b) shall not be applicable where section 18 is applicable.

     SECTION 7. OUTSIDE ACTIVITIES.

     Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially


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interfere,  and are not  inconsistent  with,  the  performance of his duties and
responsibilities   hereunder;   and,  provided,   further,  however,  that  such
activities are not prohibited under 12 C.F.R. ss.ss.571.7 or 571.9 or any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly situated executives (including, without limitation, any applicable conflict of interest policy adopted by the Board as contemplated by 12 C.F.R. ss.571.7). Executive may also serve as an officer or director of the RFS Bancorp or Revere Bancorp, M.H.C. upon such terms and conditions as the Bank and the RFS Bancorp or Revere Bancorp, M.H.C. may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. The Executive shall not receive compensation from the Bank for service as an officer or director of either RFS Bancorp or Revere Bancorp, M.H.C.

     SECTION 8. WORKING FACILITIES AND EXPENSES.

     Executive's principal place of employment shall be at the Bank's executive offices at the address first above written, or at such other location within Suffolk County at which the Bank shall maintain its principal executive offices, or at such other location as the Bank and the Executive may mutually agree upon. The Bank shall provide the Executive at his principal place of employment with a private office, secretarial services, and other support services and facilities suitable to his position with the Bank and necessary or appropriate in connection with the per formance of his assigned duties under this Agreement. The Bank shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of an automobile, fees for memberships in such clubs and or ganizations as the Executive and the Bank shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

     SECTION 9. TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.

          (a) Executive shall be entitled to the severance benefits described in section 9(b) herein in the event that his employment with the Bank terminates during the Employment Period under any of the following circumstances:

          (i) Executive's voluntary resignation from employment with the Bank within ninety (90) days following:

               (A) the failure of the Board to appoint or re-appoint or elect or re-elect Executive to the position stated in section 3 of this Agreement (or a more senior office of the Bank);

               (B) in the event that the Executive is a member of the Board, the failure of the stockholders of the Bank to elect or re-elect Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election;


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               (C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Bank of its material failure, whether by amendment of the Bank's Charter or By-Laws, action of the Board or the Bank's stockholders or otherwise, to vest in Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty
          (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

               (D) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, such failure is cured in a manner determined by Executive, in his discretion, to be satisfactory; or

          (ii) subject to the provisions of section 10, the termination of Executive's employment with the Bank for any other reason not described in section 9(a) other than a termination of the Executive's employment for "cause;"

then, the Bank shall provide the benefits and pay to Executive the amounts described in section 9(b).

          (b) Upon the termination of Executive's employment with the Bank under circumstances described in section 9(a) of this Agreement, the Bank shall pay and provide to Executive (or, in the event of his death, to his estate):

          (i) the portion, if any, of the compensation (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for under this section 9(b)) earned by the Executive through the date of the termination of his employment with the Bank which remains unpaid as of such date, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after the Executive's termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank's officers and employees;

          (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits, in addition to that


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     provided  pursuant to section  9(b)(ii),  and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for Executive, for the Remaining Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater), if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Bank;

          (iv) within thirty (30) days following his termination of employment with the Bank, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if he had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Bank, where such present value is to be determined using a dis count rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in re spect of the period following any such termination;

          (v) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the excess, if any, of:

               (A) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Bank, if he were 100% vested thereunder and had continued working for the Bank during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation actually recognized under such plans, all amounts payable under sections 9(b)(i) and 9(b)(vii) to the extent that such amounts would have been recognized under such plans had the Executive remained in service during the Remaining Unexpired Employment Period; over

               (B) the present value of the benefits to which he is actually entitled un der such defined benefit pension plans as of the date of his termination;

     where such present values are to be determined using the mortality tables prescr ibed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under


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     terminating  single-employer  defined  benefit plans for the month in which
     Executive's termination of employment occurs ("Applicable PBGC Rate");

          (vi) within thirty (30) days following his termination of employment with the Bank, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Bank, as if he were 100% vested thereunder and had continued working for the Bank during the Remaining Unexpired Em ployment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Bank, and making the maximum amount of employee contributions, if any, re quired under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate; and

          (vii) within thirty (30) days following his termination of employment with the Company, the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Bank if he had continued working for the Bank during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

               (A) the  maximum  percentage  rate at  which  an  award  was ever
          available  to  Executive  under  such  incentive   compensation  plan;
          multiplied by

               (B) the salary that would have been paid to Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Bank, such payments to be made (without discounting for early payment) within thirty (30) days following the Executive's termination of employment;

     The Bank and the Executive each hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages. The Bank and the Executive further agree that the Bank may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv),
(v), (vi) and (vii) on the


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receipt of Executive's  resignation from any and all positions which he holds as an officer, director or committee member with respect to the Bank, RFS Bancorp, Revere Bancorp, M.H.C., or any subsidiary or affiliate of any of them.

     SECTION 10. TERMINATION WITHOUT ADDITIONAL BANK LIABILITY.

     In the event that the Executive's employment with the Bank shall terminate during the Employment Period on account of:

          (a) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that the Executive shall not be deemed to have been discharged for cause unless and until the following procedures shall have been followed:

          (i) the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for the Executive's termination for cause and setting forth the purported grounds for such termination ("Proposed Termination Resolution");

          (ii) as soon as practicable, and in any event within five (5) days, after adoption of such resolution, the Board shall furnish to the Executive a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

          (iii) the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, on his own behalf, or through a repre sentative, who may be his legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen (15) days and no later than thirty (30) days after the Executive's receipt of the Proposed Termination Notice ("Termination Hearings"); and

          (iv)  within  ten  (10)  days  following  the  end of the  Termination
     Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating the Executive's employment ("Termination Resolution"); and

          (v) as promptly as practicable, and in any event within one (1) business day after adoption of the Termination Resolution, the Board shall furnish to the Executive written notice of termination, which notice shall include a copy of the Termination


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     Resolution and specify an effective  date of termination  that is not later than the date on which such notice is given;

          (b) Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a)(i);

          (c) Executive's death; or

          (d)  a   determination   that  Executive  is  eligible  for  long-term
disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then, the Bank shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of his death, to his estate) of the portion, if any, of the salary earned by the Executive through the date of his termination of employment with the Bank which remains unpaid as of such date and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

     SECTION 11. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

          (a) A Change of Control of the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

          (i) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended "Exchange Act") in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

               (B) at least 51% of the securities  entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;


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          (ii) the acquisition of all or substantially  all of the assets of the
     Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Bank of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution; or

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Bank do not belong to any of the following groups:

               (A) individuals who were members of the Board of the Bank on the date of this Agreement; or

               (B) individuals who first became members of the Board of the Bank after the date of this Agreement either:

                    (I) upon  election  to serve as a member of the Board of the
               Bank by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (II) upon election by the  stockholders of the Bank to serve as a member of the Board of the Bank, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Bank;

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or any affiliate or subsidiary of either of them, by the Company, the Bank, or any affiliate or subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (b) In the event of a Change of Control, Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination employment


                                 -Page 10 of 18-
with the Bank under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

          (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

          (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period and within ninety (90) days following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which is embarrassing, derogatory or otherwise materially adverse to the Executive;

          (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Bank in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Bank which is at least as favorable to him; or

          (iv) resignation, voluntary or otherwise, for any reason whatsoever following the expiration of a transition period of thirty days beginning on the effective date of the Change of Control (or such longer period, not to exceed ninety (90) days beginning on the effective date of the Change of Control, as the Bank or its successor may reasonably request) to facilitate a transfer of management responsibilities.

     SECTION 12. COVENANT NOT TO COMPETE.

     In the event of his termination of employment with the Bank prior to the expiration of the Employment Period, for a period of one (1) year following the date of his termination of employment with the Bank (or, if less, for the Remaining Unexpired Employment Period), the Executive shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any competitor (as herein defined) if in this capacity he would be working for the competitor within a town contiguous to where the headquarters of the Bank are located on the date of the Executive's termination of employment. For this purpose, a "competitor" is any savings association, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity. This section 12 shall not apply if the Executive's employment is terminated without cause or due to death or voluntary resignation as described in section 9(a). If the Executive's employment shall be terminated on account of disability as provided in section 10(d) of this Agreement, this section 12 shall not apply if (a) the Executive first offers, by written notice, to accept a similar position with, or perform similar services for, the Bank on substantially the same terms and conditions proposed by the competitor and (b) the Bank declines to accept such offer within ten (10) days after such notice is given.


                                 -Page 11 of 18-

     SECTION 13. CONFIDENTIALITY.

     Unless he obtains the prior written consent of the Bank, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank or any entity which is a subsidiary of the Bank or of which the Bank is a subsidiary, any material document or information obtained from the Bank, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 13 shall prevent Executive, with or without the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

     SECTION 14. SOLICITATION.

     Executive hereby covenants and agrees that, for a period of one (1) year following his termination of employment with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

     (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings association, cooperative bank, credit union, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits and making loans, having its principal place of business in a town contiguous to where the headquarters of the Bank are located, as of the date of this Agreement;

     (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings association, cooperative bank, credit union, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits and making loans, having its principal place of business in a town contiguous to where the headquarters of the Bank are located, as of the date of this Agreement, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank or any affiliate, as of the date of this Agreement, of either of them, to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings association, cooperative bank, credit union, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits and making loans, having its principal place of business in a town contiguous to where the headquarters of the Bank are located, as of the date of this Agreement; or


                                 -Page 12 of 18-

     (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

     SECTION 15. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

     The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Bank or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time.

     SECTION 16. SUCCESSORS AND ASSIGNS.

     This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement unless cured within ten (10) days after notice hereof by the Executive to the Bank.

     SECTION 17. NOTICES.

     Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to Executive:

                      Mr. James J. McCarthy
                      12 Magnolia Terrace
                      Stoneham, Massachusetts 02180


                                 -Page 13 of 18-

                  If to the Bank:

                      Revere Federal Savings
                      310 Broadway
                      Revere, Massachusetts  02151

                      Attention: Board of Directors -- Non-Employee Directors

                      with a copy to:

                      Thacher Proffitt & Wood
                      1500 K Street, N.W., Suite 200
                      Washington, D.C.  20005

                      Attention: Richard A. Schaberg, Esq.

     SECTION 18. INDEMNIFICATION FOR ATTORNEYS' FEES.

     The Bank shall indemnify, hold harmless and defend Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding. The determination whether the Executive shall have substantially prevailed on the merits and is therefore entitled to such indemnification, shall be made by the court or arbitrator, as applicable. In the event of a settlement pursuant to a settlement agreement, any indemnification payment under this section 18 shall be made only after a determination by the members of the Board (other than the Executive and any other member of the Board to which the Executive is related by blood or marriage) that the Executive has acted in good faith and that such indemnification payment is in the best interests of the Bank.

     SECTION 19. SEVERABILITY.

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

     SECTION 20. WAIVER.

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right


                                 -Page 14 of 18-
or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     SECTION 21. COUNTERPARTS.

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     SECTION 22. GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

     SECTION 23. HEADINGS AND CONSTRUCTION.

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     SECTION 24. ENTIRE AGREEMENT; MODIFICATIONS.

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     SECTION 25. REQUIRED REGULATORY PROVISIONS.

     The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

     (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof (exclusive of amounts described in section 9(b)(i) or (ii)) exceed the three times the Executive's average annual compensation (within the meaning of OTS Regulatory Bulletin 27a or any successor thereto) for the last five consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five calendar years). The compensation payable to the Executive hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

     (b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and


                                 -Page 15 of 18-
conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

     (c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may
(i) pay to the Executive all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

     (d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Executive shall not be affected.

     (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

     (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OTS or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

     SECTION 26. EFFECTIVE DATE.

     This Agreement shall become effective (the "Effective Date") upon the later of the following two dates: (a) the effective date of the Bank's conversion from a federally chartered mutual savings bank to a stock form savings bank pursuant to the Plan of Reorganization or (b)


                                 -Page 16 of 18-
the date the OTS advises the Bank in writing that it either approves or has no objection to the terms and conditions of this Agreement. The Bank and the Executive each hereby acknowledge and agree that the terms of this Agreement shall have no force or effect prior to such Effective Date.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.


                                                    ----------------------------
                                                         JAMES J. MCCARTHY

ATTEST:                                             REVERE FEDERAL SAVINGS

By
  ----------------------------------
            Secretary                               By
                                                      --------------------------
                                                      Name:
                                                      Title:

[Seal]


                                 -Page 17 of 18-

COMMONWEALTH OF MASSACHUSETTS       )
                                    : SS.:
COUNTY OF SUFFOLK                   )


     On this ________ day of  ____________________,  1998,  before me personally came JAMES J. MCCARTHY, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.


                                                     ---------------------------
                                                          Notary Public


COMMONWEALTH OF MASSACHUSETTS       )
                                    : SS.:
COUNTY OF SUFFOLK                   )


     On this ________ day of  ____________________,  1998,  before me personally came  _____________________________,  to me known,  who, being by me duly sworn,
did        depose       and       say       that       he       resides       at
_____________________________________________________,  that he is a  member  of the Board of Directors of REVERE FEDERAL SAVINGS, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said bank; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said bank; and that he signed his name thereto by like order.

                                                     ---------------------------
                                                          Notary Public


                                 -Page 18 of 18-